Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Profound Medical Corp. (the Company) of our report dated March 5, 2026 relating to the consolidated financial statements, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

May 12, 2026